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                                                             EXHIBIT (I)

Piper Marbury Rudnick & Wolfe LLP
6225 Smith Avenue
Baltimore, Maryland 21209-3600
www.piperrudnick.com

PHONE (410) 580-3000
FAX (410) 580-3001


                                  May 30, 2000



Prudential Tax-Managed Small-Cap Fund, Inc.
Gateway Center Three
100 Mulberry Street
Newark, New Jersey  07102

         Re:   Registration Statement on Form N-1A
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Ladies and Gentlemen:

         We have acted as special Maryland counsel to Prudential Tax-Managed Small-Cap Fund, Inc. (formerly known as the Prudential Small-Cap Quantum Fund, Inc.) (the "Fund"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), by the Fund of up to 2,000,000,000 shares of Common Stock, par value $.001 per share, divided equally into four classes, designated as Class A, Class B, Class C and Class Z (the "Shares"), pursuant to a registration statement filed with the Securities and Exchange Commission (the "Commission") on Form N-1A, as amended (the "Registration Statement"). This opinion is being furnished at your request in connection with the filing of the Registration Statement.

         In our capacity as Maryland counsel, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the following documents:

                  (a) The Charter of the Company certified by the Maryland State Department of Assessments and Taxation (the "MSDAT").

                  (b)  The By-Laws of the Company.

                  (c)  The Registration Statement.


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                                    Prudential Tax-Managed Small-Cap Fund, Inc.
                                                                   May 30, 2000
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                  (d) The minutes of proceedings of the Company relating to (i)
         the authorization of the issuance of the Shares, and (ii) the authorization of the Registration Statement and the transactions contemplated thereby.

                  (e) A short-form Good Standing Certificate for the Company, dated a recent date, issued by the MSDAT.

                  (f) A Certificate of Secretary of the Company, dated as of the date hereof, as to certain factual matters (the "Certificate").

                  (g)  A form of stock certificate for the Shares.

                  (h) Such other documents as we have considered necessary to the rendering of the opinion expressed below.

         In such examination of the aforesaid documents, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), and the accuracy and completeness of all public records reviewed by us. As to factual matters, we have relied on the Certificate and have not independently verified the matters stated therein.

         Based upon the foregoing, having regard for such legal considerations as we deem relevant, and limited in all respects to applicable Maryland law, we are of the opinion and advise you that:

         1. The Fund has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland.

         2. The Shares to be issued by the Fund pursuant to the Registration Statement have been duly authorized and, when issued as contemplated in the Registration Statement in an amount not to exceed the number of Shares authorized by the charter but unissued, will be validly issued, fully paid and nonassessable.

         In addition to the qualifications set forth above, this opinion is subject to the qualification that we express no opinion as to the laws of any jurisdiction other than the State of Maryland. This opinion concerns only the effect of the laws (exclusive of the securities or "blue sky" laws and the principles of conflict of laws) of the State of


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                                    Prudential Tax-Managed Small-Cap Fund, Inc.
                                                                   May 30, 2000
                                                                         Page 3


Maryland as currently in effect. We assume no obligation to supplement this opinion if any applicable laws change after the date hereof or if any facts or circumstances come to our attention after the date hereof that might change this opinion. This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

         We hereby consent to the filing of this opinion as an exhibit to the Fund's Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.


                                           Very truly yours,
                                           /s/ Piper Marbury Rudnick & Wolfe LLP
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